EXECUTION COPY



















                           RETENTION AGREEMENT

                                 BETWEEN

                            TOYS "R" US, INC.

                                   AND

                            ROBERT C. NAKASONE

                               DATED AS OF


                            February 25, 1998











                                                   NAKASONE AGREEMENT





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                                                          EXECUTION COPY

                           TOYS "R" US, INC.
                          RETENTION AGREEMENT


             AGREEMENT (this "Agreement"), by and between Toys "R" Us, Inc., a Delaware corporation (the "Company"), and Robert C. Nakasone (the "Executive"), dated as of February 25, 1998. Capitalized terms used in this Agreement and in Exhibit A hereto that are not defined in the operative provisions shall have the meanings ascribed to them on Exhibit B hereto.

             1. Employment Period. The Company hereby agrees to continue to employ the Executive and the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the Employment Period. The term "Employment Period" means the period commencing on the date hereof and ending on the second anniversary of such date as automatically extended for successive additional one-year periods unless, at least six months prior to the scheduled expiration of the Employment Period, the Company, based upon a determination by the Board, shall give notice to the Executive that the Employment Period shall not be so extended.

            2. Terms of Employment. (a) Position. (i) Commencing on the date hereof and for the remainder of the Employment Period, the Executive shall serve as the Chief Executive Officer of the Company. The Executive shall be based in Northeastern New Jersey.

                         (ii)   During the Employment Period, and
excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote his full time during normal business hours to the business and affairs of the Company and to use his best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period, the Executive may, so long as such activities do not interfere with the performance of his responsibilities to the Company in accordance with this Agreement, continue the corporate directorships on which the Executive serves, if any, as of the date hereof and such other corporate directorships as are consented to by the Committee. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive with the knowledge of the Company prior to a Change of Control, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to a Change of Control shall not thereafter be deemed to violate this Agreement.



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                  (b)   Compensation.  (i)   Base Salary.  During the
Employment Period, the Executive shall receive his Annual Base Salary, which will be paid in accordance with the Company's regular payroll policies as in effect from time to time.
                       (ii) Incentive Bonus. The Executive shall also be eligible, for each fiscal year ending during the Employment Period, to receive (A) an annual incentive bonus, in accordance with targets established by the Committee, of one-hundred percent (100%) of Annual Base Salary at the target and up to two-hundred percent (200%) of Annual Base Salary and (B) long-term incentive awards pursuant to the Company's incentive Plans and subject to the terms thereof at a level commensurate with his current grants and his current position. Each such incentive bonus shall be paid in accordance with the Company's incentive Plans.
                       (iii) Participation in Other Plans. During the Employment Period, the Executive shall be eligible to participate in all other Plans at a level commensurate with his participation in such Plans as of the date hereof, including continued vesting of outstanding option grants and profits shares.
                       (iv)   Stock Units.   As further inducement for
the Executive to enter into this Agreement and to continue in the employ of the Company, the Company has granted to the Executive stock units contingent on performance and future service, pursuant to the Stock Unit Agreement executed and delivered by the Company on the date hereof in the form attached as Annex A hereto.
                       (v)   Partnership Plan Units.  During the
Employment Period the Executive shall be granted units under the Partnership Plan in accordance with targets established by the Committee in an amount equal to forty percent (40%) of the actual Annual Base Salary at such target.

3.   Termination of Employment.

            (a) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with this Agreement. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.


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            (b)   Termination for Death, Disability or Retirement.  the
Executive's employment shall terminate upon his death, Disability or Retirement during the Employment Period. In the event of such termination:

                      (i)   the Company shall make a lump sum cash
payment to the Executive (or, in the event that termination results from the death of the Executive, to his estate) within 30 days after the Date of Termination in an amount equal to the sum of:

                             (A)   the Executive's pro rata Annual Base
Salary payable through the Date of Termination to the extent not already paid;

                             (B)   the targeted amount of the
Executive's annual bonus, long-term incentive awards and Partnership Plan Units that would have been awarded with respect to the fiscal year in which the Date of Termination occurs, in each case absent the termination of the Executive's employment, prorated for the portion of such fiscal year through the Date of Termination taking into account the number of complete months during such fiscal year through the Date of Termination;

                             (C)   the Executive's actual earned annual
bonus and long-term incentive awards and Partnership Plan Units for any completed fiscal year or period not theretofore paid; and

                             (D)   the account balance provided for
under the Plans, including the Company's supplemental executive retirement plan, which shall be fully vested; and

                        (ii)   (1)  all unvested options held by the
Executive shall vest on the Date of Termination, (2) all unvested profit shares held by the Executive or for the benefit of the Executive by a grantor trust established by the Company shall vest on the Date of Termination and shall be promptly delivered to the Executive or his estate, (3) any other unvested equity based award (including, without limitation, restricted stock and stock units) held by the Executive shall vest on the Date of Termination and shall be delivered to the Executive, or in the event of termination due to his death, the Executive's estate, entirely in the form of Common Stock, $.10 par value per share ("Common Stock") of the Company immediately upon termination in the event of the Executive's death, or, in the event of termination due to Retirement or Disability upon the later of May 1, 2002; or the expiration of the period that the Executive's activities are restricted under Section 10(c), subject to his compliance with the terms of this Agreement through such date, (4) any options held by the Executive may


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be exercised until the expiration date of such options and (5) the
Executive shall not be entitled to any additional grants of any stock options, restricted stock, or other equity based or long-term awards; and

                        (iii)  the Executive (and his spouse and
dependent children) will be entitled to continuation of health benefits under the Plans at a level commensurate with the Executive's current position and if the Executive (or his spouse and dependent children upon his death) elects to receive such health benefits, the Executive shall pay the premium charged to former employees of the Company pursuant to
Section 4980B of the Code; provided, that the Company can amend or otherwise alter the Plans to provide benefits to the Executive that are no less than those commensurate with the Executive's current position; provided, that to the extent such benefits cannot be provided to the Executive under the terms of the Plans or the Plans cannot be so amended in any manner not adverse to the Company, the Company shall pay the Executive, on an after-tax basis, an amount necessary for the Executive to acquire such benefits from an independent insurance carrier; and provided further, that the obligations of the Company under this clause
(iii) shall be terminated if, at any time after the Date of Termination, the Executive is employed by or is otherwise affiliated with a party that offers comparable health benefits to the Executive.

                 (c) Resignation by the Executive Without Good Reason. If the Executive shall resign his employment with the Company without Good Reason, the Executive shall provide the Company with a Notice of Termination at least six (6) months prior to the Date of Termination.
In the event of such resignation:

                       (i)   the Company shall make a lump sum cash
payment to the Executive within 30 days after the Date of Termination in an amount equal to the sum of:

                             (A)   the Executive's pro rata Annual Base
Salary payable through the Date of Termination to the extent not already paid;

                             (B)   the Executive's actual earned annual
incentive awards for any completed fiscal year or period not theretofore paid or deferred unless the Committee determines not to permit the cancellation of such deferral; and

                             (C)   the account balance provided for
under the Plans, including the Company's supplemental executive retirement plan, which shall be fully vested; and


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                       (ii)   (1)  all unvested options held by the
Executive that otherwise do not vest on the Date of Termination shall continue to vest in accordance with their terms for two years after the Date of Termination, and all remaining unvested options held by the Executive shall be forfeited at the end of such two-year period, (2) all unvested profit shares held by the Executive or for the benefit of the Executive by a grantor trust established by the Company that otherwise do not vest on the Date of Termination shall continue to vest in accordance with their terms for two years after the Date of Termination at the rate of 20% per annum and all remaining unvested profit shares shall be forfeited at the end of such two-year period provided that, if permitted by the terms of any such trust, any unvested profit shares shall continue to be held by such grantor trust until such profit shares vest pursuant to this clause (ii) and any such unvested profit share that would otherwise vest in accordance with this clause (ii) but that is not permitted to be so held shall vest immediately, (3) any other unvested equity based award (including, without limitation, restricted stock and stock units) held by the Executive shall be forfeited, (4) any other vested equity award (including, without limitation, restricted stock and stock units) shall be delivered to the Executive upon the later of May 1, 2002; or the expiration of the period that the Executive's activities are restricted under Sections 10(c) and (d), subject to his compliance with the terms of this Agreement through such date, (5) any options held by the Executive that are vested on the Date of Termination or vest thereafter pursuant to this clause (ii) may be exercised until the earlier of (x) 30 days after the twenty-four month anniversary date of the Date of Termination and (y) the expiration date of such options, and (6) the Executive shall not be entitled to any additional grants of any stock options, restricted stock or, other equity based or long-term awards; and

                        (iii) the Executive, his spouse and dependent children will be entitled to the benefits set forth under Section
3(b)(iii).

                 (d) Termination by the Company for Cause. If the Executive's employment shall be terminated for Cause during the Employment Period, the Employment Period shall terminate without further obligations to the Executive other than the obligation to pay him all payments and benefits due, in accordance with the Company's Plans through the Date of Termination. All stock units held by the Executive, whether or not vested, shall be forfeited on the Date of Termination.





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                 (e)   Termination by the Company Without Cause or By
the Executive for Good Reason. If the Executive's employment shall be terminated by the Company without Cause during the Employment Period, or by the Executive for Good Reason, then:

                       (i)   the Company shall make a lump sum cash
payment to the Executive within 30 days after the Date of Termination of
(x) the Executive's pro rata Annual Base Salary payable through the Date of Termination to the extent not theretofore paid, (y) the targeted amount of the Executive's annual incentive bonus and long-term incentive awards and Partnership Plan Units that would have been payable with respect to the fiscal year in which the Date of Termination occurs in each case absent the termination of the Executive's employment, prorated for the portion of such fiscal year through the Date of Termination taking into account the number of complete months during such fiscal year through the Date of Termination and (z) the Executive's actual earned annual incentive bonus or long-term incentive awards and Partnership Plan Units for any completed fiscal year or period not theretofore paid or deferred;

                       (ii) the Company shall pay to the Executive in equal installments, made at least monthly, over the twenty-four months following the Date of Termination, an aggregate amount equal to (1) two times the Executive's Annual Base Salary in effect on the Date of Termination, (2) two times the targeted amount of the annual incentive bonus that would have been paid or accrued to the Executive with respect to the Company's fiscal year in which such Date of Termination occurs and (3) two times the targeted amount of the long-term incentive award and Partnership Plan Units that would have been paid or accrued to the Executive with respect to such fiscal year;

                       (iii) the Company shall continue to provide, in the manner and timing provided for in the Plans (other than as provided in clauses (i), (ii), (iv) and (v) of this Section 3(e)), the benefits provided under the Plans that the Executive would receive if the Executive's employment continued for two years after the Date of Termination, assuming for this purpose that the Executive's compensation is the amount paid pursuant to clause (ii) above, and the Executive shall be fully vested in any account balance and all other benefits under the Plans; provided, however, that the benefits provided under this clause (iii) shall be limited to the amounts permitted by law or as would otherwise not potentially adversely impact on the tax qualification of any Plans; provided, further, that if such benefits may not be continued under the Plans, the Company shall pay to the Executive an amount equal to the Company's cost had such benefits been continued.




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                       (iv)   (1)   all unvested options held by the
Executive shall vest on the Date of Termination, (2) all unvested profit shares held by the Executive or for the benefit of the Executive by a grantor trust established by the Company shall vest on the Date of Termination, (3) any other unvested equity based award (including, without limitation, restricted stock and stock units) held by the Executive shall vest on the two year anniversary date of the Date of Termination on a pro rata basis determined by a fraction, the numerator of which is the number of months elapsed from the grant of such equity award through the Date of Termination plus the twenty-four months after the Date of Termination and the denominator of which is the total number of months in the vesting period for such award, and shall be delivered to the Executive entirely in the form of Common Stock upon the later of May 1, 2002 and the expiration of the period of that the Executive's activities are restricted under Section 10(c), subject to compliance with this Agreement through such date, (4) any options held by the Executive that are vested on the Date of Termination or vest thereafter pursuant to this clause (iv) may be exercised until the expiration date of such options and (5) the Executive shall not be entitled to any additional grants of any stock options, restricted stock, or other equity based or long-term awards; and

                       (v) the Executive, his spouse and dependent children shall be entitled to the benefits set forth under Section 3(b)(iii).

          4. Obligations of the Company Relating to a Change of Control.

                 (a) Notwithstanding any provision of this Agreement or any Plan, in no event shall any compensation or benefits, individually or in the aggregate, to which the Executive would be entitled be less favorable for the two years following a Change of Control than to which the Executive would have been entitled based upon the most favorable of the Company's Plans in effect for the Executive at any time during the 120-day period immediately preceding such Change of Control.

                 (b) If the Executive's employment shall have been terminated by the Company (other than for Cause) or by the Executive for Good Reason during a Change of Control Period:






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                       (i)   the Company shall make a lump sum cash
payment to the Executive within 30 days after the Date of Termination in an amount equal to the sum of the amounts provided by Sections 3(e)(i),
(ii) and (iii) except that all references therein to "two times" shall be "three times"; and

                       (ii)  (1) all unvested options held by the
Executive shall vest on the Date of Termination, (2) all unvested profit shares held by the Executive or for his benefit by a grantor trust shall vest on the Date of Termination, (3) any other unvested equity awards (including, without limitation, restricted stock and stock units) held by the Executive shall vest immediately and be promptly delivered to the Executive entirely in the form of Common Stock, (4) any options held by the Executive may be exercised until the expiration date of the options, and (5) the Executive shall not be entitled to any additional grants of any stock options, restricted stock, and other equity based or long term awards; and

                       (iii) the Executive, his spouse and dependent children shall be entitled to the benefits set forth in Section
3(b)(iii).

           5. Release Agreement. The benefits pursuant to Section 3 are contingent upon the Executive (i) executing a Separation and Release Agreement (the "Release Agreement") upon or after any Date of Termination, a copy of which is attached as Exhibit A to this Agreement and (ii) not revoking or challenging the enforceability of the Release Agreement or this Agreement.

           6. Offset. The Company shall have the right to offset the amounts required to be paid to the Executive under this Agreement against any amounts owed by the Executive to the Company, and nothing in this Agreement shall prevent the Company from pursuing any other available remedies against the Executive.

           7. Nonexclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any Plan for which the Executive may qualify nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Amounts that are vested benefits or that the Executive is otherwise entitled to receive under any Plan, contract or agreement with the Company at or subsequent to the Date of Termination shall be payable in accordance with such Plan, or contract or agreement except as explicitly modified by this Agreement.



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           8.   Full Settlement; Legal Fees.

                  (a) No Obligation to Mitigate. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and, except as specifically provided in this Agreement, such amounts shall not be reduced whether or not the Executive obtains other employment.

                  (b) Expenses of Contests. (i) The following shall apply for any dispute arising hereunder, under the Release Agreement or under the Stock Unit Agreement prior to a Change of Control: Other than with respect to claims brought by the Executive against, or defenses by the Executive of any claim of, the Company with respect to this Agreement, the Release Agreement or the Stock Unit Agreement that were determined to have been made or asserted by the Executive in bad faith or frivolously, the Company agrees to pay all reasonable legal and professional fees and expenses that the Executive may reasonably incur as a result of any contest by the Executive, by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement, the Release Agreement or the Stock Unit Agreement (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in
Section 7872(f)(2)(A) of the Code or any successor Section of the Code.

                        (ii) The following shall apply for any dispute arising hereunder, under the Release Agreement or under the Stock Unit Agreement upon or following a Change of Control: The Company agrees to advance to the Executive all reasonable legal and professional fees and expenses that the Executive may reasonably incur as a result of any contest by the Executive, by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement, the Release Agreement or the Stock Unit Agreement (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus, in each case, interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code or any successor Section of the Code.

                        (iii)   the Executive shall reimburse the
Company for its reasonable legal and professional fees and expenses, and in the case of advances made pursuant to paragraph (ii) above, shall refund the Company the amount of such advances, to the extent there is a final determination that such fees, expenses or advances relate to claims brought by the Executive against, or defenses by the Executive of any claim of, the Company with respect to this Agreement, the Release Agreement or the Stock Unit Agreement that were determined to have been made or asserted by the Executive in bad faith or frivolously.

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             9.   Certain Additional Payments by the Company.   Anything
in this Agreement to the contrary notwithstanding, in the event that any actual or constructive payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, the Stock Unit Agreement or otherwise) is subject to the excise tax imposed by Section 4999 of the Code or any successor provision of the Code (the "Excise Tax"), then the Company shall make the payments described on Exhibit C hereto.

            10. Restrictions and Obligations of the Executive. (a) Consideration for Restrictions and Covenants. The parties hereto acknowledge and agree that the principal consideration for the agreement to make the payments provided in Sections 3 and 4 hereof from the Company to the Executive and the grant to the Executive of the stock units of the Company as set forth in Section 2 hereof is the Executive's compliance with the undertakings set forth in this Section 10. Specifically, the Executive agrees to comply with the provisions of this
Section 10 irrespective of whether the Executive is entitled to receive any payments under Section 3 or 4 of this Agreement.

                  (b)   Confidentiality.  The confidential and
proprietary information and in any material respect trade secrets of the Company are among its most valuable assets, including but not limited to, its customer and vendor lists, database, computer programs, frameworks, models, its marketing programs, its sales, financial, marketing, training and technical information, and any other information, whether communicated orally, electronically, in writing or in other tangible forms concerning how the Company creates, develops, acquires or maintains its products and marketing plans, targets its potential customers and operates its retail and other businesses. The Company has invested, and continues to invest, considerable amounts of time and money in obtaining and developing the goodwill of its customers, its other external relationships, its data systems and data bases, and all the information described above (hereinafter collectively referred to as "Confidential Information"), and any misappropriation or unauthorized disclosure of Confidential Information in any form, would irreparably harm the Company. The Executive shall hold in a fiduciary capacity for the benefit of the Company all Confidential Information relating to the Company and its business, which shall have been obtained by the Executive during the Executive's employment by the Company and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate, divulge or use any such information, knowledge or data to anyone other than the Company and those designated by it.

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                 (c)   Non-Solicitation or Hire.  During the Employment
Period and for a three-year period following the Date of Termination, the Executive shall not, directly or indirectly (i) employ or seek to employ any person who is at the Date of Termination, or was at any time within the six-month period preceding the Date of Termination, an officer, general manager or director or equivalent or more senior level employee of the Company or any of its subsidiaries or otherwise solicit, encourage, cause or induce any such employee of the Company or any of its subsidiaries to terminate such employee's employment with the Company or such subsidiary for the employment of another company (including for this purpose the contracting with any person who was an independent contractor (excluding consultant) of the Company during such period) or (ii) take any action that would interfere with the relationship of the Company or its subsidiaries with their suppliers and franchisees without, in either case, the prior written consent of the Company's Board of Directors, or engage in any other action or business that would have a material adverse effect on the Company; provided, however, that if the Executive terminates the Agreement for "Good Reason" or the Company terminates the Executive's employment hereunder without Cause, the obligations under this Section 10(c) shall survive for only a two-year period following the Date of Termination.

                 (d) Non-Competition and Consulting. (i) During the Employment Period and for a two-year period following the Date of Termination, the Executive shall not, directly or indirectly:

                       (x) engage in any managerial, administrative, advisory, consulting, operational or sales activities in a Restricted Business anywhere in the Restricted Area, including, without limitation, as a director or partner of such Restricted Business, or

                       (y) organize, establish, operate, own, manage, control or have a direct or indirect investment or ownership interest in a Restricted Business or in any corporation, partnership (limited or general), limited liability company enterprise or other business entity that engages in a Restricted Business anywhere in the Restricted Area; and

                       (z)   interfere with, disrupt or attempt to
disrupt the relationship, contractual or otherwise, between the Company and any customer, supplier, lessor, lessee, employee, consultant, research partner or investor of the Company.





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                 (e)   Litigation Assistance.  The Executive agrees to
cooperate with the Company and its counsel in regard to any litigation presently pending or subsequently initiated involving matters of which the Executive has particular knowledge as a result of your employment with the Company. Such cooperation shall consist of the Executive making himself available at reasonable times for consultation with officers of the Company and its counsel and for depositions or other similar activity should the occasion arise. The Executive shall not receive any additional compensation for rendering such assistance. Reasonable travel costs and out-of-pocket expenses in connection with such cooperation shall be reimbursed by the Company. The obligations under the Section 10(e) shall survive for a five-year period following the Date of Termination.

                  (f)   Exceptions.   Sections 10(c) and (d) shall not
bind the Executive during any period following the termination of the Executive's employment if there has been a Change of Control, irrespective of whether the Change of Control occurs before or after the Date of Termination.

                  (g)   Permitted Investments.   Nothing contained in
Section 10(d) shall prohibit or otherwise restrict the Executive from acquiring or owning, directly or indirectly, for passive investment purposes not intended to circumvent this Agreement, securities of any entity engaged, directly or indirectly, in a Restricted Business if either (i) such entity is a public entity and such Executive (A) is not a controlling Person of, or a member of a group that controls, such entity and (B) owns, directly or indirectly, no more than 3% of any class of equity securities of such entity or (ii) such entity is not a public entity and the Executive (A) is not a controlling Person of, or a member of a group that controls, such entity and (B) does not own, directly or indirectly, more than 1% of any class of equity securities of such entity.

                  (h)   Definitions.  For purposes of this Section 10:

                        (i) "Restricted Business" means, (A) if the Executive's employment is terminated for Cause or if the Executive terminates his employment other than for Good Reason, any retail store or mail order business or any business, in each case if it is involved in the manufacture or marketing of toys, juvenile or baby products, juvenile furniture or children's clothing or any other business in which the Company may be engaged on the Date of Termination, and (B) if the Executive's employment is terminated for any other reason, Restricted Business shall be limited to any such entity if it derives at least 10% or more of its revenues in the aggregate from such products and/or business in its most recent fiscal year.


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                        (ii)   "Restricted Area" means any country in
which the Company or its subsidiaries owns or franchises any retail store operations or otherwise has operations on the Date of Termination.

                 (i) Relief. The parties hereto hereby acknowledge that the provisions of this Section 10 are reasonable and necessary for the protection of the Company and its subsidiaries. In addition, the Executive further acknowledges that the Company and its subsidiaries will be irrevocably damaged if such covenants are not specifically enforced. Accordingly, the Executive agrees that, in addition to any other relief to which the Company may be entitled, the Company will be entitled to seek and obtain injunctive relief (without the requirement of any bond) from a court of competent jurisdiction for the purposes of restraining the Executive from any actual or threatened breach of such covenants. In addition, without limiting the Company's remedies for any breach of any restriction on the Executive set forth in Section 10, except as required by law, the Executive shall not be entitled to any payments set forth in Section 3 or 4 hereof if the Executive willfully breaches in any material respect any of the covenants applicable to the Executive contained in this Section 10, the Executive will immediately return to the Company such payments previously received upon such a breach, and, in the event of such breach, the Company will have no obligation to pay any of the amounts that remain payable by the Company under Section 3 or 4.

             11. Successors. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (c) The Company will, within thirty days after a Change of Control, and the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company within thirty days after any such event of succession to, assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law, or otherwise.



                            <Page 14 of 33>

             12. Miscellaneous. (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to principles of conflict of laws.

                  (b) Captions. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

                  (c) Amendment. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (d) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                        (i)   If to the Executive, to the address
on file with the Company; and

                        (ii)   If to the Company, to it at Toys
"R" Us, Inc., 461 From Road, Paramus, New Jersey 07652, Attention:
Senior Vice President - Human Resources;

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (e) Assistance to Company. At all times during and after the Employment Period and at the Company's expense for significant out-of-pocket expenses actually and reasonably incurred by the Executive in connection therewith, the Executive shall provide reasonable assistance to the Company in the collection of information and documents and shall make the Executive available when reasonably requested by the Company in connection with claims or actions brought by or against third parties or investigations by governmental agencies based upon events or circumstances concerning the Executive's duties, responsibilities and authority during the Employment Period.










                             <Page 15 of 33>

                  (f) Severability of Provisions. Each of the sections contained in this Agreement shall be enforceable independently of every other section in this Agreement, and the invalidity or nonenforceability of any section shall not invalidate or render unenforceable any other section contained in this Agreement. The Executive acknowledges that the restrictive covenants contained in
Section 10 are a condition of this Agreement and are reasonable and valid in geographical and temporal scope and in all other respects. If any court or arbitrator determines that any of the covenants in Section 10, or any part of any of them, is invalid or unenforceable, the remainder of such covenants and parts thereof shall not thereby be affected and shall be given full effect, without regard to the invalid portion. If any court or arbitrator determines that any of such covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court or arbitrator shall reduce such scope to the minimum extent necessary to make such covenants valid and enforceable.

                  (g) Withholding. The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (h) Waiver. The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                  (i) Arbitration. Except as otherwise provided for herein, any controversy arising under, out of, in connection with, or relating to, this Agreement, and any amendment hereof, or the breach hereof or thereof, shall be determined and settled by arbitration in New York, New York, by a three person panel mutually agreed upon, or in the event of a disagreement as to the selection of the arbitrators, in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. Any award rendered therein shall specify the findings of fact of the arbitrator or arbitrators and the reasons of such award, with the reference to and reliance on relevant law. Any such award shall be final and binding on each and all of the parties thereto and their personal representatives, and judgment may be entered thereon in any court having jurisdiction thereof.




                            <Page 16 of 33>

            IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                    ROBERT C. NAKASONE


                                    /s/ Robert C. Nakasone


                                    TOYS "R" US


                                    By:  /s/ Roger C. Gaston
                                         Name: Roger C. Gaston
                                         Title: Sr. V.P. - Human Resources































                            <Page 17 of 33>

                                                              EXHIBIT A

                    SEPARATION AND RELEASE AGREEMENT

            This Separation and Release Agreement ("Agreement") is entered into as of this __ day of ___________________________, 19__, between TOYS "R" US, INC., a Delaware corporation, and any successor thereto (collectively, the "Company") and Robert C. Nakasone (the "Executive").

            the Executive and the Company agree as follows:

            1. The employment relationship between the Executive and the Company terminated on __________________________________ (the
"Termination Date").

            2. In accordance with the Executive's Retention Agreement (the "Retention Agreement"), the Company has agreed to pay the Executive certain payments and to make certain benefits available after the Date of Termination.

            3. In consideration of the above, the sufficiency of which the Executive hereby acknowledges, the Executive, on behalf of the Executive and the Executive's heirs, executors and assigns, hereby releases and forever discharges the Company and its members, parents, affiliates, subsidiaries, divisions, any and all current and former directors, officers, employees, agents, and contractors and their heirs and assigns, and any and all employee pension benefit or welfare benefit plans of the Company, including current and former trustees and administrators of such employee pension benefit and welfare benefit plans, from all claims, charges, or demands, in law or in equity, whether known or unknown, which may have existed or which may now exist from the beginning of time to the date of this letter agreement, including, without limitation, any claims the Executive may have arising from or relating to the Executive's employment or termination from employment with the Company, including a release of any rights or claims the Executive may have under Title VII of the Civil Rights Act of 1964, as amended, and the Civil Rights Act of 1991 (which prohibit discrimination in employment based upon race, color, sex, religion, and national origin); the Americans with Disabilities Act of 1990, as amended, and the Rehabilitation Act of 1973 (which prohibit discrimination based upon disability); the Family and Medical Leave Act of 1993 (which prohibits discrimination based on requesting or taking a family or medical leave); Section 1981 of the Civil Rights Act of 1866 (which prohibits discrimination based upon race); Section 1985(3) of the



                             <Page 18 of 33>

Civil Rights Act of 1871 (which prohibits conspiracies to discriminate); the Employee Retirement Income Security Act of 1974, as amended (which prohibits discrimination with regard to benefits); any other federal, state or local laws against discrimination; or any other federal, state, or local statute, or common law relating to employment, wages, hours, or any other terms and conditions of employment. This includes a release by the Executive of any claims for wrongful discharge, breach of contract, torts or any other claims in any way related to the Executive's employment with or resignation or termination from the Company. This release also includes a release of any claims for age discrimination under the Age Discrimination in Employment Act, as amended ("ADEA"). The ADEA requires that the Executive be advised to consult with an attorney before the Executive waives any claim under ADEA. In addition, the ADEA provides the Executive with at least 21 days to decide whether to waive claims under ADEA and seven days after the Executive signs the Agreement to revoke that waiver.

            Additionally, the Company agrees to discharge and release the Executive and the Executive's heirs from any claims, demands, and/or causes of action whatsoever, presently known or unknown, that are based upon facts occurring prior to the date of this Agreement, including, but not limited to, any claim, matter or action related to the Executive's employment and/or affiliation with, or termination and separation from the Company; provided that such release shall not release the Executive from any loan or advance by the Company or any of its subsidiaries, any act that would constitute "Cause" under the Executive's Retention Agreement or a breach under Section ________ or _______ of the Executive's Retention Agreement.

            4. This Agreement is not an admission by either the Executive or the Company of any wrongdoing or liability.

            5. the Executive waives any right to reinstatement or future employment with the Company following the Executive's separation from the Company on the Termination Date.

            6. the Executive agrees not to engage in any act after execution of the Separation and Release Agreement that is intended, or may reasonably be expected to harm the reputation, business, prospects or operations of the Company, its officers, directors, stockholders or employees. The Company further agrees that it will engage in no act which is intended, or may reasonably be expected to harm the reputation, business or prospects of the Executive.





                            <Page 19 of 33>

            7. the Executive shall continue to be bound by Sections _____ and _____ of the Executive's Retention Agreement.

            8. the Executive shall promptly return all the Company property in the Executive's possession, including, but not limited to, the Company keys, credit cards, cellular phones, computer equipment, software and peripherals and originals or copies of books, records, or other information pertaining to the Company business. The Executive shall return any leased or Company automobile at the expiration of the restrictions under Section 10(d) of the Executive's Retention Agreement.

            9. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to the principles of conflict of laws. Exclusive jurisdiction with respect to any legal proceeding brought concerning any subject matter contained in this Agreement shall be settled by arbitration as provided in the Executive's Retention Agreement.

            10. This Agreement represents the complete agreement between the Executive and the Company concerning the subject matter in this Agreement and supersedes all prior agreements or understandings, written or oral. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

            11. Each of the sections contained in this Agreement shall be enforceable independently of every other section in this Agreement, and the invalidity or nonenforceability of any section shall not invalidate or render unenforceable any other section contained in this Agreement.

            12. It is further understood that for a period of 7 days following the execution of this Agreement in duplicate originals, the Executive may revoke this Agreement, and this Agreement shall not become effective or enforceable until the revocation period has expired. No revocation of this Agreement by the Executive shall be effective unless the Company has received within the 7-day revocation period, written notice of any revocation, all monies received by the Executive under this Agreement and all originals and copies of this Agreement.









                            <Page 20 of 33>

            13. This Agreement has been entered into voluntarily and not as a result of coercion, duress, or undue influence. The Executive acknowledges that the Executive has read and fully understands the terms of this Agreement and has been advised to consult with an attorney before executing this Agreement. Additionally, the Executive acknowledges that the Executive has been afforded the opportunity of at least 21 days to consider this Agreement.

            The parties to this Agreement have executed this Agreement as of the day and year first written above.

                                   TOYS "R" US, INC.


                                   By: ___________________________
                                   Name:
                                   Title:


                                   ROBERT C. NAKASONE


                                   _______________________________
























                            <Page 21 of 33>

                                                            EXHIBIT B

Capitalized terms used in the Agreement that are not elsewhere defined in the Agreement have the definitions set forth below:

            "Annual Base Salary" means the annual base salary of the Executive in effect as of the date of the Agreement as may be increased in the discretion of the Committee.

            "Board" means the Board of Directors of the Company.

            "Cause" means: (i) the conviction of, or pleading guilty or nolo contendere to, a felony involving moral turpitude; (ii) the commission of any fraud, misappropriation or misconduct which causes demonstrable injury to the Company or a subsidiary; (iii) an act of dishonesty resulting or intended to result, directly or indirectly, in material gain or personal enrichment to the Executive at the expense of the Company or a subsidiary; (iv) any willful and material breach of the Executive's fiduciary duties to the Company as an employee or director;
(v) a serious and willful violation of the Toys "R" Us Ethics Agreement or any other serious and willful violation of a Company policy; (vi) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness resulting in a Disability), within a reasonable time after a written demand for substantial performance is delivered to the Executive by the Board, which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties; (vii) the failure by the Executive to comply, in any material respect, with the provisions of Section 10 of the Agreement; or (viii) the failure by the Executive to comply with any other undertaking set forth in the Agreement or any breach by the Executive hereof that is reasonably likely to result in a material injury to the Company.

            For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of regular outside counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive



                           <Page 22 of 33>
a copy of a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described, and specifying the particulars thereof in detail.

            "Change of Control" means, after the date hereof:

                 (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection
(a), the following acquisitions shall not constitute a Change of
Control:   (i) any acquisition by the Company or any of its
subsidiaries, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, (iii) any acquisition by any Person pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection
(c) below, or (iv) any acquisition by any entity in which the Executive has a material direct or indirect equity interest; or

                  (b) The cessation of the "Incumbent Board" for any reason to constitute at least a majority of the Board. "Incumbent Board" means the members of the Board on the date hereof and any member of the Board subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, except that the Incumbent Board shall not include any member of the Board whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

                  (c) The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, immediately following such Business Combination each of the following would be correct:


                            <Page 23 of 33>

                        (i)   all or substantially all of the
individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Person resulting from such Business Combination (including, without limitation, a Person which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and

                       (ii)   no Person (excluding (A) any employee
benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, or such corporation resulting from such Business Combination or any Affiliate of such corporation, or (B) any entity in which the Executive has a material equity interest, or any "Affiliate" (as defined in Rule 405 under the Securities Act of 1933, as amended) of such entity) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and

                       (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (d)   Approval by the stockholders of the
Company of a complete liquidation or dissolution of the Company.

            "Change of Control Period" means the period commencing 120 days prior to a Change of Control and expiring on the second anniversary date of a Change of Control.

            "Committee" means the Company's Management Compensation and Stock Option Committee of the Board of Directors or any successor committee of the Board performing equivalent functions.


                           <Page 24 of 33>

            "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be (although such Date of Termination shall retroactively cease to apply if the circumstances providing the basis of termination for Cause or Good Reason are cured in accordance with the Agreement), (ii) if the Executive's employment is terminated by the Company other than for Cause, the Date of Termination shall be the date so designated by the Company in its notification to the Executive of such termination, (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the effective date of the Disability, as the case may be, (iv) if the Executive's Employment is terminated by the Executive without Good Reason, the Date of Termination shall be the last day on which the Executive is employed by the Company as a regular employee, or (v) the last day of the Employment Period during which the Company shall have given notice to the Executive that the Employment Period shall not be extended.

            "Disability" means the determination that the Executive is disabled pursuant to the terms of the TRU Partnership Employees' Savings and Profit Sharing Plan, as amended and restated as of October 1, 1993, as the same may be amended from time to time.

            "Good Reason" means, without the Executive's prior written consent, the occurrence of any of the following, provided that the Executive delivers a Notice of Termination specifying such occurrence within 30 days thereof:

                 (i) the assignment of the Executive to a position other than Chief Executive Officer;

                 (ii) any failure by the Company to comply in any material respect with any of the provisions of Section 2(b) of the Agreement, other than failure not occurring in bad faith and that is remedied by the Company within a reasonable time after receipt of notice thereof given by the Executive;

                 (iii) any failure by the Company to comply with and satisfy Section 11(c) of the Agreement; or

                 (iv) notice by the Company that it is not extending the termination date of the Employment Period.




                            <Page 25 of 33>

            "Notice of Termination" means a written notice that (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined above) is other than the date of receipt of such notice, specifies the termination date.

            "Partnership Plan" means the Partnership Group Deferred Compensation Plan of the Company.

            "Plans" means all employee compensation, benefit and welfare plans, policies and programs of the Company, which may include, without limitation, incentive, savings, retirement, stock option, restricted stock, supplemental executive retirement, the Partnership Plan, pension, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans, vacation practices, fringe benefit practices and policies relating to the reimbursement of business expenses.

            "Retirement" shall have the meaning ascribed to that term in the Plan under which benefits are being sought by the Executive or, if such meaning is inapplicable, the term shall mean a termination of employment with the Company or a subsidiary on a voluntary basis prior to the age of sixty (60). The term "Retirement" shall also include "early" retirement prior to the age of sixty (60) provided that the Committee, in its sole discretion, consents in writing to accept such early retirement.




















                            <Page 26 of 33>

                                                             EXHIBIT C

                             TAX GROSS-UP


            (a) If required by Section 9 of the Agreement, in addition to the payments described in Section 4 of the Agreement and the grants described in the Stock Unit Agreement, the Company shall pay to the Executive an amount (the "Gross-up") such that the net amount retained by the Executive, after deduction of any Excise Tax and any Federal, state and local income taxes, equals the amount of such payments that the Executive would have retained had such Excise Tax not been imposed. In addition, the Company shall indemnify and hold the Executive harmless on an after-tax basis from any Excise Tax imposed on or with respect to any such payment (including, without limitation, any interest, penalties and additions to tax) payable in connection with any such Excise Tax. For purposes of determining the amount of any Gross-up or the amount required to make an indemnity payment on an after-tax basis, it shall be assumed that the Executive is subject to Federal, state and local income tax at the highest marginal statutory rates in effect for the relevant period after taking into account any deduction available in respect of any such tax (e.g., if state and local taxes are deductible for Federal income tax purposes in the relevant period, it shall be assumed that such taxes offset income that would otherwise be subject to Federal income tax at the highest marginal statutory rate in effect for such period).

            (b) Subject to the provisions of paragraph (c) of this Exhibit C, the determination of (i) whether a Gross-up is required and the amount of such Gross-up and (ii) the amount necessary to make any payment on an after-tax basis, shall be made in accordance with the assumptions set forth in paragraph (a) of this Exhibit C by Ernst & Young LLP or such other "Big Six" accounting firm designated by the Executive and reasonably acceptable to the Company.

            (c) the Executive shall notify the Company as soon as practicable in writing of any claim by the Internal Revenue Service that, if successful, would require any Gross-up or indemnity payment. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company. If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall take all actions necessary to permit the Company to control all proceedings taken in connection with such contest. In that



                             <Page 27 of 33>
connection, the Company may, at its sole option, pursue or forgo any and all administrative appeals, proceedings, hearings and conferences in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner; provided, however, that the Company shall pay and indemnify the Executive from and against all costs and expenses incurred in connection with such contest; provided further, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and at no net after-tax cost to the Executive. If the Executive becomes entitled to receive any refund or credit with respect to such claim (or would be entitled to a refund or credit but for a counterclaim for taxes not indemnified hereunder), the Executive shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon) plus the amount of any tax benefit available to the Executive as a result of making such payment (any such benefit calculated based on the assumption that any deduction available to the Executive offsets income that would otherwise be taxed at the highest marginal statutory rates of Federal, state and local income tax for the relevant periods).




























                            <Page 28 of 33>

                                                          EXECUTION COPY

                                                                 ANNEX A


                         STOCK UNIT AGREEMENT
            STOCK UNIT AGREEMENT, dated as of February 25, 1998 (the "Unit Agreement"), between TOYS "R" US, INC., a Delaware corporation (the "Company"), and ROBERT C. NAKASONE (the "Executive").

                         W I T N E S S E T H:

            WHEREAS, the Company proposed for the approval of the stockholders of the Company at the 1997 Annual Meeting of Stockholders an Amendment (the "Amendment") to the Company's 1994 Stock Option and Performance Incentive Plan (the "Plan") providing for performance criteria that may be utilized by the Management Compensation and Stock Option Committee (the "Committee") in connection with the grant of Performance Shares (as defined in the Plan and referred to herein as "Stock Units"), and the Stockholders approved such Amendment;

            WHEREAS, concurrently herewith, the Executive and the Company are entering into a Retention Agreement, dated as of even date herewith (the "Retention Agreement");

            WHEREAS, as further inducement for the Executive to execute the Retention Agreement and continue in the employ of the Company, the Committee has determined to grant the Executive the Stock Units as described in this Unit Agreement, and

            WHEREAS, the Board and the Committee desire that the compensation arising from the Stock Units shall qualify as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

            NOW, THEREFORE, in consideration of the covenants set forth herein and for other good and valuable consideration, the parties agree as follows:

            1. Definitions. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Plan and in the Retention Agreement.





                            <Page 29 of 33>

            2. Stock Unit Grant. Subject to the terms and conditions set forth in this Unit Agreement and in Section 10 of the Plan, the Executive is hereby granted 158,000 Stock Units. Each Stock Unit represents the right to receive one share of Common Stock (collectively, with other shares of Common Stock relating to the Stock Units and held in the Executive's account in the Trust (as defined below) in respect of the Stock Units, the "Shares"). The 158,000 Shares shall be promptly deposited after the date hereof in the grantor trust created pursuant to the Grantor Trust Agreement, dated as of October 1, 1995 between the Company and American Express Trust Company, a Minnesota trust company (together with any grantor trust subsequently established by the Company, the "Trust") and shall be allocated by the Trust to the Executive's account therein subject to the vesting conditions of Sections 3 and 4 below. Any property attributable to the Shares, including, without limitation, dividends and distributions thereon shall be deposited into the Trust, shall as promptly as practicable be reinvested in shares of Common Stock, and shall be allocated by the Trust to the Executive's account therein subject to the vesting conditions of Sections 3 and 4 below.

            3. Vesting. (a) Except as provided in the Retention Agreement and subject to Section 4(b), the Stock Units shall vest at the rate of twenty percent (20%) per annum on May 1 of each year, beginning on May 1, 1998, throughout the Employment Period; provided that, the Committee has determined that the Performance Objective set forth in Exhibit A has been achieved.

            (b) The Committee shall determine whether the Performance Objective set forth on Exhibit A has been achieved as soon as practicable, but no later than the earlier of (x) May 1, 2002 or (y) the Date of Termination.

            4.   Payment of Stock Units.  (a)   The Shares, together
with any property attributable thereto (including, without limitation, dividends and distributions thereon), shall be delivered to the Executive as provided in the Retention Agreement.

            (b) The provisions of Sections 8(b) and 9 of the Retention Agreement shall apply to the Stock Unit and related Shares, whether or not the Retention Agreement is then in effect.








                            <Page 30 of 33>

            5. Investment Representation. The Shares acquired by the Executive under this Unit Agreement will be acquired for the Executive's account and not with a view to the distribution thereof, and the Executive will not sell or otherwise dispose of the Shares unless the Shares are registered under the Securities Act of 1933, as amended (the "Act"), or the Executive shall furnish the Company with an opinion of counsel reasonably satisfactory to the Company that such registration is not required, and a legend to such effect may be placed on the certificate for the Shares.

            6. Liability; Indemnification. No member of the Committee, nor any person to whom ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to this Unit Agreement, and each member of the Committee shall be fully indemnified and protected by the Company with respect to any liability such member may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company's Certificate of Incorporation and Bylaws, as amended from time to time, or under any agreement between any such member and the Company.

            7. Severability. Each of the Sections contained in this Unit Agreement shall be enforceable independently of every other section in this Unit Agreement, and the invalidity or nonenforceability of any section shall not invalidate or render unenforceable any other section contained in this Unit Agreement.

            8. Governing Law. This Unit Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to principles of conflict of laws. Exclusive jurisdiction with respect to any legal proceeding brought concerning any subject matter contained in this Unit Agreement shall be settled by arbitration as provided in the Retention Agreement.

            9. Captions. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

            10. Amendment. This Unit Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

            11. Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:



                             <Page 31 of 33>
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            (i)   If to the Executive, to the address on file with the
Company; and

            (ii)   If to the Company, to it at Toys "R" Us, Inc.,
461 From Road, Paramus, New Jersey 07652, Attention: Senior Vice
President - Human Resources;

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

            12. Interpretation. The interpretation and decision with regard to any question arising under this Unit Agreement or with respect to the Stock Units made by the Committee shall be final and conclusive on the Executive.

            13. Successors. This Unit Agreement shall be binding upon the Company and its successors and assigns.






























                             <Page 32 of 33>

            IN WITNESS WHEREOF, this Agreement has been executed by the Company by one of its duly authorized officers as of the date specified above.

                                    TOYS "R" US, INC.


                                    By:  Roger C. Gaston
                                    Title:  Sr. V.P. - Human Resources

            I hereby acknowledge receipt of the Stock Units and agree to the provisions set forth in this Agreement.



                                    /s/ Robert C. Nakasone
                                    Signature of Executive






























                             <Page 33 of 33>